Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 12, 2021, with respect to the consolidated financial statements of Milan Parent, LLC, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLC

Omaha, Nebraska

October 15, 2021